Exhibit 10.8

REYNOLDS AMERICAN INC.

LONG-TERM INCENTIVE PROGRAM

RESTRICTED STOCK UNIT AGREEMENT

DATE OF GRANT: October 1, 2014

1. Grant. Pursuant to the provisions of the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “Plan”), Reynolds American Inc. (the “Company”) on the date set forth above, has granted to

DEBRA A. CREW (the “Grantee”),

subject to the terms and conditions which follow and the terms and conditions of the Plan, an initial grant (the “Target Number”) of

74,266 Restricted Stock Units.

A copy of the Plan has been provided to the Grantee and is made part of this Restricted Stock Unit Agreement (this “Agreement”) with the same force and effect as if set forth in this Agreement itself. All capitalized terms used in this Agreement shall have the meaning set forth in the Plan, unless otherwise defined in this Agreement.

2. Value. Each Restricted Stock Unit shall be equal in value to one share of common stock, par value $0.0001 per share, of the Company or any security or other consideration into which such share may be changed by reason of any transaction or event of the type referred to in Section 11 of the Plan (each, a “Share”).

3. Performance Periods. (a) Subject to the terms and conditions of this Agreement, 50% of the Target Number (the “2014/2015 Target Number”) shall have a one-year performance period, consisting of the period beginning October 1, 2014 and ending September 30, 2015 (the “2014/2015 Performance Period”), after which the 2014/2015 Target Number of Restricted Stock Units, if and when vested, will be paid in Shares. At the end of the 2014/2015 Performance Period, the value of the 2014/2015 Target Number of Restricted Stock Units that vest as provided in Section 4 of this Agreement, and are paid as provided in Section 5 of this Agreement, shall not exceed any maximum limits set by the Board of Directors pursuant to its resolutions adopted on August 18, 2014, or otherwise contained in the Plan.

(b) Subject to the terms and conditions of this Agreement, the remaining 50% of the Target Number (the “2014/2018 Target Number”) shall have a four-year performance period, consisting of the period beginning October 1, 2014 and ending September 30, 2018 (the “2014/2018 Performance Period”), after which the 2014/2018 Target Number of Restricted Stock Units, if and when vested, will be paid in Shares. At the end of the 2014/2018 Performance Period, the value of the 2014/2018 Target Number of Restricted Stock Units that vest as provided in Section 4 of this Agreement, and are paid as provided in Section 5 of this Agreement, shall not exceed any maximum limits set by the Board of Directors pursuant to its resolutions adopted on August 18, 2014, or otherwise contained in the Plan.

4. Vesting. (a) Subject to the terms and conditions of this Agreement, the 2014/2015 Target Number of Restricted Stock Units shall vest, if at all, on September 30, 2015 (the “First Vesting Date”), and the 2014/2018 Target Number of Restricted Stock Units shall vest, if at all, on September 30, 2018 (the “Second Vesting Date”), if the Grantee remains employed by the Company or a subsidiary of the Company on each such date.

(b) Notwithstanding anything in Section 4(a) of this Agreement to the contrary but subject to the other terms of this Agreement, in the event of the Grantee’s involuntary Termination of Employment where the Grantee is eligible for and accepts severance benefits under a Company-sponsored severance plan or agreement with the Company (with eligibility for severance benefits to be determined in the sole discretion of the Company) prior to the First Vesting Date: (i) the number of Restricted Stock Units that will vest on the First Vesting Date shall be equal to the product of (x) the 2014/2015 Target Number and (y) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s involuntary Termination of Employment, and the denominator of which shall be the number of days between the Date of Grant and the First Vesting Date; and (ii) the number of Restricted Stock Units that will vest on the Second Vesting Date shall be equal to the product of (x) the 2014/2018 Target Number and (y) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s involuntary Termination of Employment, and the denominator of which shall be the number of days between the Date of Grant and the Second Vesting Date, and any remaining Restricted Stock Units that are at either such time not vested will be forfeited and cancelled on the First Vesting Date or the Second Vesting Date, as applicable. Furthermore, notwithstanding anything in Section 4(a) of this Agreement to the contrary, in the event of the Grantee’s involuntary Termination of Employment where the Grantee is eligible for and accepts severance benefits under a Company-sponsored severance plan or agreement with the Company (with eligibility for severance benefits to be determined in the sole discretion of the Company) after the First Vesting Date but prior to the Second Vesting Date, the number of Restricted Stock Units that will vest on the Second Vesting Date shall be equal to the product of (i) the 2014/2018 Target Number and (ii) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s involuntary Termination of Employment, and the denominator of which shall be the number of days between the Date of Grant and the Second Vesting Date, and any remaining Restricted Stock Units that are at that time not vested will be forfeited and cancelled on the Second Vesting Date.

(c) Notwithstanding anything in Section 4(a) of this Agreement to the contrary but subject to the other terms of this Agreement, in the event of (i) the Grantee’s death, (ii) the Grantee’s Permanent Disability (as such term is defined in the Company’s Long-Term Disability Plan), or (iii) a Change of Control, in each case, prior to the First Vesting Date and while the Grantee is an active employee of the Company or a subsidiary of the Company, the number of Restricted Stock Units that will vest on the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable, shall be equal to the sum of (x) the product of (I) the 2014/2015 Target Number and (II) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable, and the denominator of which shall be the number of days between the Date of Grant and the First Vesting Date, and (y) the product of (I) the 2014/2018 Target Number and (II) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable, and the denominator of which shall be the number of days between the Date of Grant and the Second Vesting Date, and any remaining Restricted Stock Units that are at that time not vested will be forfeited and cancelled on the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable. Furthermore, notwithstanding anything in Section 4(a) of this Agreement to the contrary, in the event of (i) the Grantee’s death, (ii) the Grantee’s Permanent Disability (as such term is defined in the Company’s Long-Term Disability Plan),or (iii) a Change of Control, in each case, after the First Vesting Date but prior to the Second Vesting Date and while the Grantee is an active employee of the Company or a subsidiary of the Company, the number of Restricted Stock Units that will vest on the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable, shall be equal to the product of (x) the 2014/2018 Target Number and (y) a fraction, the numerator of which shall be the number of days between the Date of Grant and the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable, and the denominator of which shall be the number of days between the Date of Grant and the Second Vesting Date, and any remaining Restricted Stock Units that are at that time not vested will be forfeited and cancelled on the date of the Grantee’s death, Permanent Disability or such Change of Control, as applicable.

(d) Notwithstanding anything in Section 4 of this Agreement to the contrary but subject to the other terms of this Agreement, in the event of the Grantee’s (i) voluntary Termination of Employment, (ii) involuntary Termination of Employment where the Grantee is not eligible for severance benefits under a Company-sponsored severance plan or agreement with the Company (including, without limitation, a Termination of Employment for Cause, as such term is defined in the relevant severance plan or agreement) or (iii) involuntary Termination of Employment where the Grantee is eligible for but does not accept the severance benefits under the relevant Company-sponsored severance plan or agreement with the Company, in each case, prior to the First Vesting Date or the Second Vesting Date, as applicable, any Restricted Stock Units that are at that time not vested shall be immediately forfeited and cancelled.

5. Payment. (a) Payment of vested Restricted Stock Units shall be made only in Shares. At the Company’s sole discretion, such Shares may be issued in certificated or book-entry form.

(b) Except as set forth in Section 5(c) of this Agreement, or except under such other circumstances as the Committee deems appropriate if the Grantee is not a “Covered Employee” within the meaning of Section 162(m) of the Internal Revenue Code, no payment of vested Restricted Stock Units shall be made to the Grantee prior to the First Vesting Date or the Second Vesting Date, as applicable. Except as otherwise provided by this Agreement, payment of vested Restricted Stock Units with respect to the 2014/2015 Performance Period shall be made as soon as practicable following the First Vesting Date, and in any event no later than March 15, 2016, and payment of vested Restricted Stock Units with respect to the 2014/2018 Performance Period shall be made as soon as practicable following the Second Vesting Date, and in any event no later than March 15, 2019.

(c) In the event of a Change of Control, the Grantee’s death or the Grantee’s Permanent Disability, in each case prior to the First Vesting Date or the Second Vesting Date, as

applicable, and while the Grantee is an active employee of the Company or a subsidiary of the Company, the payment of vested Restricted Stock Units shall be made as soon as practicable after such event occurs, and in any case no later than March 15 after the end of the year in which such event occurs.

(d) In the event of the death of the Grantee while the Grantee is an active employee of the Company or a subsidiary of the Company, any payment to which the Grantee is entitled under this Agreement shall be made to the beneficiary designated by the Grantee to receive the proceeds of any noncontributory group life insurance coverage provided for the Grantee by the Company or a subsidiary of the Company (such life insurance coverage, “Group Life Insurance Coverage,” and such beneficiary, a “Designated Beneficiary”). If no designation of beneficiary has been made by the Grantee under the Group Life Insurance Coverage, distribution upon the Grantee’s death shall be made in accordance with the provisions of the Group Life Insurance Coverage.

(e) In the event of the death of the Grantee while the Grantee is no longer an active employee of the Company or a subsidiary of the Company, but at a time while the Grantee continues to have Group Life Insurance Coverage, any payment to which the Grantee is entitled under this Agreement shall be made to the Designated Beneficiary. If no designation of beneficiary has been made by the Grantee under the Group Life Insurance Coverage, distribution shall be made in accordance with the provisions of the Group Life Insurance Coverage. In the event of the death of the Grantee while the Grantee is no longer an active employee of the Company or a subsidiary of the Company, and at a time while the Grantee no longer has Group Life Insurance Coverage, distribution shall be made to the Grantee’s estate.

(f) For purposes of Sections 5(d) and 5(e), (i) if the Designated Beneficiary predeceases the Grantee, distribution shall be made in accordance with the provisions of the Group Life Insurance Coverage, and (ii) if the Designated Beneficiary survives the Grantee but dies before payment is made, distribution shall be made to the Designated Beneficiary’s estate.

6. Termination of Employment. For purposes of this Agreement, the term “Termination of Employment” shall mean termination from active employment with the Company or a subsidiary of the Company; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary).

7. Dividend Equivalent Payment. At the time of the payment of any vested Restricted Stock Units, the Grantee shall receive a cash dividend equivalent payment in an amount equal to the product of (a) the 2014/2015 Target Number and the 2014/2018 Target Number, as applicable, and (b) the aggregate amount of dividends per share declared and paid to the Company’s shareholders on Shares during the period from the Date of Grant through the date of the payment of the Restricted Stock Units with respect to the 2014/2015 Performance Period and the 2014/2018 Performance Period, as applicable, without interest (the “Actual Dividends Paid”); provided, however, that in the event that Section 4(b) or 4(c) applies, the amount of the dividend equivalent payment to the Grantee shall be equal to the product of (i) the number of Restricted Stock Units in which the Grantee becomes vested pursuant to Section 4(b) or 4(c) of this Agreement, as applicable, and (ii) the Actual Dividends Paid. Notwithstanding anything in Section 7 of this Agreement to the contrary, to the extent the payment of the vested Restricted

Stock Units occurs after both the date a dividend has been declared by the Company and the record date for such dividend, but prior to the dividend payment date related thereto, the amount of the Actual Dividend Paid also shall include such dividend. In the case of a dividend payment to be paid in property, the dividend payment shall be deemed to be the fair market value of the property at the time of distribution of the dividend payment to the Grantee, as determined by the Committee.

8. Rights as a Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to the Restricted Stock Units unless and until, and to the extent, the Restricted Stock Units vest and Shares have been paid to the Grantee in accordance with Section 5 of this Agreement.

9. Transferability. Other than as specifically provided in this Agreement with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

10. No Right to Employment. Neither the execution and delivery of this Agreement nor the granting of the Restricted Stock Units evidenced by this Agreement shall constitute any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee’s employment at any time with or without cause.

11. Application of Laws. The granting of Restricted Stock Units under this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

12. Notices. Any notices required to be given hereunder to the Company shall be addressed to the Corporate Secretary, Reynolds American Inc., Post Office Box 2990, Winston-Salem, NC 27102-2990, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee’s address as shown on the records of the Company.

13. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company in respect of the grant of Restricted Stock Units or payment of Shares in respect of vested Restricted Stock Units hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the necessary withholding of Shares by the Company to satisfy the minimum statutory tax withholding amount prior to delivery of Shares in respect of vested Restricted Stock Units.

14. Administration and Interpretation. In consideration of the grant of Restricted Stock Units hereunder, the Grantee specifically agrees that the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Committee may delegate its interpretive authority as permitted by the provisions of the Plan.

15. Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and shall be construed and interpreted in accordance with such intent.

16. Amendment. This Agreement is subject to the Plan, a copy of which has been provided to the Grantee. The Board of Directors and the Committee, as applicable, may amend the Plan, and the Committee may amend this Agreement, at any time in any way, except that, other than as otherwise provided by the Plan, any amendment of the Plan or this Agreement that would impair the Grantee’s rights under this Agreement may not be made without the Grantee’s written consent.

17. Litigation Assistance. (a) In addition to any other obligations of the Grantee under law or any other agreement with any Related Company, in consideration of the grant of Restricted Stock Units hereunder, the Grantee specifically agrees that the Grantee:

(i) if requested by the Company, will personally provide reasonable assistance and cooperation to the Related Companies in activities related to the prosecution or defense of any pending or future lawsuits or claims involving any Related Company;

(ii) will promptly notify the Company’s General Counsel, in writing, upon receipt of any requests from anyone other than an employee or agent of one of the Related Companies for information regarding any Related Company which could reasonably be construed as being proprietary, non-public or confidential, or if the Grantee becomes aware of any potential claim or proposed litigation against any Related Company;

(iii) will refrain from providing any information related to any claim or potential litigation against any Related Company to any person who is not a representative of the Company without the Company’s prior written permission, unless required to provide information pursuant to legal process; and

(iv) will not engage in any activity detrimental to the interests of any Related Company, including an act of dishonesty, moral turpitude or other misconduct that has or could have a detrimental impact on the business or reputation of any Related Company.

(b) In further consideration of the grant of Restricted Stock Units hereunder, the Grantee specifically agrees that, if required by law to provide sworn testimony regarding any matter related to any Related Company: the Grantee will consult with and have Company designated legal counsel present for such testimony (with the Company being responsible for the costs of such designated counsel); the Grantee will cooperate with the Company’s attorneys to assist their efforts, especially on matters the Grantee has been privy to, holding all privileged attorney-client matters in strictest confidence; and if the Grantee desires legal counsel to represent and protect her interests (in addition to the Company’s designated legal counsel provided under this Section 17(b)), the Company will reimburse the Grantee for any reasonable legal expenses (including, but not limited to, the reasonable costs of the Grantee’s counsel) and other reasonable and necessary out-of-pocket expenses the Grantee may incur in relation to such testimony.

18. Noncompetition and Other Prohibited Activities. (a) In addition to any other obligations of the Grantee under law or any other agreement with any Related Company, in consideration of the grant of Restricted Stock Units hereunder, the Grantee, during the continuation of her employment by any Related Company and during the one-year period commencing upon her Termination of Employment for any reason (or, if the Grantee is receiving benefits under a severance plan or agreement, the period of time set forth in the non-competition agreement entered into by the Grantee in connection with the receipt of such severance benefits), will not, directly or indirectly:

(i) be employed, or retained as an independent contractor, or otherwise provide advisory or consulting services (in each case, whether compensated or not compensated), in a sales-related capacity, marketing role, strategic planning role, financial role, or in a product research and development role for any Competitive Business;

(ii) be employed by, or retained as an independent contractor by, or otherwise provide advisory or consulting services to (in each case, whether compensated or not compensated), any Competitive Business in any sort of position or capacity involving the performance of services that are the same as, or substantially similar to, the services the Grantee performed while an employee of any Related Company (collectively, “Competitive Services”);

(iii) serve (whether compensated or not compensated) as an officer or director of any Competitive Business;

(iv) organize, own (other than owning up to 3% of the outstanding stock of a publicly traded company) or operate any Competitive Business;

(v) (w) be employed, or retained as an independent contractor (in each case, whether compensated or not compensated) by, (x) provide advisory or consulting services (in each case, whether compensated or not compensated) to, (y) organize or operate or (z) serve as a director of (whether compensated or not-compensated) any Anti-Tobacco Organization;

(vi) (x) be employed, or retained as an independent contractor (in each case, whether compensated or not compensated) by, (y) provide advisory or consulting services (in each case, whether compensated or not compensated) to or (z) serve as a director or official of (in each case, whether compensated or non-compensated) any Regulator; or

(vii) solicit, offer employment to, or hire any employee, independent contractor or any other individual providing services to any Related Company (other than secretarial and clerical personnel), who was employed by, or provided services to, any Related Company, at the time of the Grantee’s Termination of Employment, or who was employed by, or provided services to, any Related Company during the 90-day period preceding such date, to become employed by or otherwise provide services to, any person, firm, entity or corporation, or approach any such person for any of the foregoing reasons.

As used in this Agreement, the term “including,” or variations thereof, shall not be a term of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(b) The Grantee acknowledges that, given the Grantee’s position, the Grantee will have access to and acquire Confidential Information. The Grantee further acknowledges that the Related Companies have a legitimate and significant business interest in preventing the unauthorized disclosure of the Confidential Information. Accordingly, the Grantee shall not, without the prior written consent of the Company (which consent may be granted only by the Company’s General Counsel), use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, for any reason or purpose whatsoever, any Confidential Information, except when required to do so by a court of competent jurisdiction or any Governmental Authority, in any case, with jurisdiction to order the Grantee to divulge, disclose or make accessible such information. If the Grantee becomes compelled to disclose any Confidential Information in the circumstances described in the preceding sentence, the Grantee shall: promptly provide the Company’s General Counsel with written notice thereof, so as to permit the Company to seek a protective order or other appropriate remedy, and the Grantee shall cooperate with the Company in the Company’s efforts in connection therewith; and disclose only that portion of the Confidential Information that the Grantee is advised by her counsel (which counsel will be reasonably acceptable to the Company and the reasonable costs and expenses of which will be borne by the Company) the Grantee is legally required to disclose and shall use reasonable efforts to have such disclosed Confidential Information accorded confidential treatment.

(c) For purposes of Section 17 and Section 18 of this Agreement, the terms set forth below have the following definitions:

(i) “Anti-Tobacco Organization” means any firm, organization, entity, group, or sole proprietorship, the activities or purposes of which include opposing, advocating or lobbying against, or seeking the imposition of restrictions or prohibitions with respect to, any of the Related Companies’ Businesses or the use or consumption of any of the Products.

(ii) “Competitive Business” means any corporation, limited liability company, partnership, person, firm, organization, entity, enterprise, business or activity that is engaged in any of the Related Companies’ Businesses in the Territory or seeking to engage in any of the Related Companies’ Businesses in the Territory.

(iii) “Confidential Information” means all data, materials and information (whether in the form of samples or in written, graphic, electronic or other form, and whether marked or identified as confidential or proprietary) concerning the business, operations or affairs of any Related Company including, without limitation, information concerning any of the Related Companies’ policies, plans, strategies, trade secrets, know-how, processes, systems, business methods, business or marketing plans, research and development initiatives, products, customers, suppliers and personnel, except that Confidential Information shall not include information that (A) is or becomes generally known to the public other than by reason of the Grantee’s breach of either the provisions of this Agreement or any other duty or obligation (whether arising by contract, statute or otherwise) the Grantee owes to any Related Company, (B) was known by the Grantee at the time of the disclosure to the Grantee by any Related Company, as evidenced by the Grantee’s written records in existence prior to such disclosure, or (C) is disclosed to the Grantee after the Date of Grant by a third party who has a legal right to make such disclosure, and who is subject to no confidentiality obligation to any Related Company.

(iv) “Governmental Authority” means the government of the United States of America, any other nation or political subdivision thereof, whether state or local, and any agency, authority, administration, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(v) “Regulator” means: (x) the U.S. Food and Drug Administration (the “FDA”), the Center for Tobacco Products established within the FDA (the “CTP”), the Tobacco Products Scientific Advisory Committee established within the CTP, or any other office, division, branch, committee, department or other body (collectively, an “Organizational Body”) established by the FDA or by an Organizational Body; or (y) any other Governmental Authority having the authority to regulate, or make recommendations regarding any proposed regulations affecting, any part of any of the Related Companies’ Businesses.

(vi) “Related Companies’ Businesses” means the businesses of manufacturing, distributing, advertising, promoting, marketing or selling any of the following products (collectively, “Products”): (w) any cigarette, cigar, little cigar, “roll-your-own” tobacco, smokeless or smoke-free tobacco product (including moist snuff, dry snuff, snus, loose leaf, plug and twist tobacco and any other smokeless or smoke-free tobacco, including dissolvable products, that may be invented through the date of Grantee’s Termination of Employment); (x) any nicotine replacement therapy products, including nicotine gum, mouth spray and pouches, and any products otherwise marketed or intended to be used as part of a smoking cessation program; (y) any product commonly referred to as an “e-cigarette”; and (z) any other product, including any tobacco or cigarette substitute, that any Related Company invents, develops and/or markets through the date of the Grantee’s Termination of Employment.

(vii) “Related Company” means any one of the following, individually, and the term “Related Companies” means all of the following, collectively: the Company, R. J. Reynolds Tobacco Company, R.J. Reynolds Vapor Company, RAI International, Inc., American Snuff Company, LLC, RAI Services Company, Santa Fe Natural Tobacco Company, Inc., Niconovum, USA, Inc., Kentucky BioProcessing, Inc., SFR Tobacco International GmbH, and their respective subsidiaries, parents, affiliates (including partnerships and joint ventures in which any Related Company is a partner or joint venturer), successors and assigns.

(viii) “Territory” means (v) the United States of America, its territories, commonwealths and possessions (including duty-free stores or outlets located anywhere in any of the foregoing places); (w) U.S. military installations located anywhere in the world; (x) Western Europe; (y) Japan; and (z) any other location in which any Related Company conducts any of the Related Companies’ Businesses through the date of the Grantee’s Termination of Employment.

(d) The Grantee understands and agrees that:

(i) the purpose of this Section 18 is solely to protect the Related Companies’ legitimate business interests, including, but not limited to, the Related

Companies’ Confidential Information, customer relationships and goodwill, all of which contribute to the Related Companies’ competitive advantage in operating the Related Companies’ Businesses in the Territory;

(ii) the Related Companies manufacture, distribute, advertise, promote, market and sell Products in the Territory, and the restrictive covenants contained in this Agreement are necessary to protect the Related Companies’ legitimate business assets and interests, and they are reasonable in time, territory, and scope, and in all other respects;

(iii) the restrictive covenants contained in this Agreement constitute a material inducement to the Company entering this Agreement, without which the Company would not have entered into this Agreement; and

(iv) the covenants set forth in this Section 18 are essential elements of this Agreement and shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Grantee against the Company or any other Related Company, whether predicated on this Agreement or otherwise, shall not excuse the Grantee’s breach, or constitute a defense to the enforcement by the Related Companies, of these restrictive covenants. The Company and the Grantee have had the opportunity to independently consult with their respective counsel for advice in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the businesses conducted by the Related Companies.

(e) The Grantee agrees that any breach of the covenants contained in Section 18 of this Agreement would irreparably injure the Related Companies and that their remedies at law would be inadequate. Accordingly, in the event of any breach or threatened breach of Section 18 of this Agreement, the Related Companies, in addition to any other rights and remedies available at law or in equity, shall be entitled to an injunction (and/or other equitable relief), restraining such breach or threatened breach, and be entitled to the reimbursement of court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Agreement. The existence of any claim or cause of action on the part of the Grantee against any Related Company shall not constitute a defense to the enforcement of these provisions. This Agreement shall be enforceable by any Related Company, either alone or together with any other Related Company or Related Companies. The rights and remedies hereunder provided to the Related Companies shall be cumulative and shall be in addition to any other rights or remedies available at law, in equity or under this Agreement.

(f) If any of the provisions of Section 18 of this Agreement are determined by a court of law to be excessively broad, whether as to geographical area, time, scope or otherwise, such provision shall be reduced to whatever extent is reasonable and shall be enforced as so modified. Any provisions of Section 18 of this Agreement not so modified shall remain in full force and effect.

19. Recoupment Provisions. (a) Subject to the clawback provisions of the Sarbanes-Oxley Act of 2002, the Committee may, in its sole discretion, direct that the Company recoup, and upon demand by the Company the Grantee agrees to return to the Company, all or a portion of any Shares paid to the Grantee hereunder computed using financial information or performance metrics later found to be materially inaccurate. The number of Shares to be recovered shall be equal to the excess of the number of Shares paid out over the number of Shares that would have been paid out had such financial information or performance metric been fairly stated at the time the payout was made.

(b) If the Company reasonably determines that the Grantee has materially violated any of the Grantee’s obligations under Section 17 or 18 of this Agreement, then effective the date on which such violation began, (i) any Restricted Stock Units that have not yet vested and been paid to the Grantee under this Agreement shall be forfeited and cancelled, and (ii) the Company may, in its sole discretion, recoup any and all of the Shares previously paid to the Grantee under this Agreement.

(c) If, after a demand for recoupment of Shares under Section 19 of this Agreement, the Grantee fails to return such Shares to the Company, the Grantee acknowledges that the Company (or the Company through the actions of any of its subsidiaries employing the Grantee, if applicable) has the right to effect the recovery of the then current value of such Shares and the amount of its court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Agreement by (i) deducting (subject to applicable law and the terms and conditions of the Plan) from any amounts the Company (and if applicable, any subsidiary of the Company employing the Grantee) owes to the Grantee (including, but not limited to, wages or other compensation), except with respect to any non-qualified deferred compensation under Section 409A of the Code, (ii) withholding, except with respect to any non-qualified deferred compensation under Section 409A of the Code, payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that otherwise would have been made in accordance with the Company’s or any of its subsidiaries’ otherwise applicable compensation practices, or (iii) any combination of the foregoing. The right of recoupment set forth in the preceding sentence shall not be the exclusive remedy of the Company, and the Company may exercise each and every other remedy available to it under applicable law.

20. Qualified Performance-Based Awards. If the Grantee is a Covered Employee, the grant of Restricted Stock Units evidenced by this Agreement shall be considered a Qualified Performance-Based Award. In furtherance thereof, and notwithstanding anything in this Agreement or the Plan to the contrary, the 2014/2015 Target Number of Restricted Stock Units or the 2014/2018 Target Number of Restricted Stock Units, as applicable, that the Grantee may earn for the 2014/2015 Performance Period or 2014/2018 Performance Period, as applicable, pursuant to the grant evidenced by this Agreement (the “Earned Shares”) shall be determined by the Committee based on, and must have a value (the “Earned Shares Value”) that in no event exceeds a value equal to, the percentage of the Company’s cumulative Cash Net Income (as defined below) for the 2014/2015 Performance Period or 2014/2018 Performance Period, as applicable, previously established by the Board of Directors of the Company in resolutions adopted on August 18, 2014 to apply with respect to the Grantee for the 2014/2015 Performance Period or the 2014/2018 Performance Period, as applicable (the “Award Pool Value”). Notwithstanding the prior sentence, the Committee shall have the power and authority, in its sole and absolute exercise of negative discretion, to reduce the Earned Shares such that the Earned Shares Value will be less than the Award Pool Value, which reduction may be made by taking into account any criteria the Committee deems appropriate. The reductions in Earned Shares Value, if any, shall not result in any increases in the value of Restricted Stock Units earned by any other Participant. For purposes of this Agreement, the term “Cash Net Income” shall mean the Company’s net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income (as reported in the Company’s quarterly and annual reports for the period from October 1, 2014 through September 30, 2018).

21. Electronic Signature. This Agreement is delivered electronically. The Grantee consents to using an electronic signature to sign this Agreement and be legally bound to her acceptance or rejection of the grant. By electronically signing the Agreement, the Grantee also consents to entering into this Agreement in electronic form. The Grantee acknowledges that her electronic signature will have the same legal force and effect as a handwritten signature. The Grantee’s electronic signature, including date and time of signing will be stored electronically with the Restricted Stock Unit grant record.

22. GOVERNING LAWS. THE LAWS OF THE STATE OF NORTH CAROLINA SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 22, ANY CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY IN THE COURTS (FEDERAL AND STATE) SITUATED IN THE STATE OF NORTH CAROLINA, FORSYTH COUNTY. THE GRANTEE CONSENTS TO PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA AND IN THE COURTS THEREOF FOR THE ENFORCEMENT OF THIS AGREEMENT, AND WAIVES ANY RIGHTS THE GRANTEE OTHERWISE MAY HAVE UNDER THE LAWS OF ANY JURISDICTION TO OBJECT ON ANY BASIS TO JURISDICTION OR VENUE WITHIN THE STATE OF NORTH CAROLINA TO ENFORCE THIS AGREEMENT. IN ADDITION, AND NOTWITHSTANDING THE FOREGOING, THE COMPANY MAY ELECT, IN ITS DISCRETION, TO SEEK A TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTIVE (OR SIMILAR) RELIEF TO ENFORCE ITS RIGHTS UNDER SECTIONS 17 AND 18 OF THIS AGREEMENT IN ANY JURISDICTION OR COURT ANYWHERE IN THE WORLD THAT THE COMPANY DETERMINES TO BE APPROPRIATE, AND THE GRANTEE HEREBY CONSENTS TO VENUE IN ANY SUCH JURISDICTION OR COURT IN SUCH EVENT.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

REYNOLDS AMERICAN INC.

By:	/s/ Lisa J. Caldwell
Authorized Signature

/s/ Debra A. Crew
Grantee’s Signature

Print Name:	Debra A. Crew